Exhibit 10.1

EXECUTION VERSION
DATED: 1 JANUARY 2015

Novation and Amendment Agreement

relating to

the novation and amendment of the amended and restated advisory agreement between the Manager, the Fund and the Original Trading Advisor and the novation of the letter agreement between the Manager, the Funds, the Selling Agent and the Original Trading Advisor

TABLE OF CONTENTS

1.	Interpretation	2
2.	Novation	3
3.	Amendments to Novated Agreement	4
4.	Further Assurance	4
5.	Costs	4
6.	Notices	4
7.	Assignment	5
8.	Amendments	5
9.	Reservation of Rights	5
10.	Whole Agreement	5
11.	Severability	5
12.	Counterparts	5
13.	Governing Law	6
14.	Jurisdiction	6
Schedule 1 : Amendments to Novated Agreement		7
JFSC ANNEX		9

i

THIS AGREEMENT is dated 1 January 2015 and made

BETWEEN:

(1)
ML BLUETREND FUTURESACCESSSM LLC, limited liability company incorporated in Delaware whose office is at c/o Merrill Lynch Alternative Investments LLC at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Fund”);

(2)	MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC, a limited liability company incorporated in Delaware whose registered office is at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Manager”);

(3)
BLUECREST CAPITAL MANAGEMENT LIMITED, a limited company incorporated in Guernsey with registered number 58114 whose registered office is at BlueCrest House, Glategny Esplanade, St Peter Port, Guernsey, GY1 1WR, Channel Islands (the “Original Trading Advisor”); and

(4)	SYSTEMATICA INVESTMENTS LIMITED, a limited company incorporated in Jersey whose registered office is at 47 Esplanade, St. Helier, Jersey, JE1 0BD (the “New Trading Advisor”);

and with respect to the Letter Agreement (as defined below) only, additionally:

(5)
ML SYSTEMATIC MOMENTUM FUTURESACCESSSM LLC, limited liability company incorporated in Delaware whose office is at c/o Merrill Lynch Alternative Investments LLC at  250 Vesey Street, 11th Floor, New York, NY 10080 (“Systematic Momentum”);

(6)
ML TREND-FOLLOWING FUTURES FUND LP, Delaware limited partnership whose office is at c/o Merrill Lynch Alternative Investments LLC at  250 Vesey Street, 11th Floor, New York, NY 10080 (“Trend-Following”); and

(7)	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a corporation incorporated in Delaware whose office is at 250 Vesey Street, 11th Floor, New York, NY 10080 (the “Selling Agent”).

BACKGROUND:

(A)
Pursuant to the Original Agreement (as defined below), the Original Trading Advisor has been engaged to make trading decisions and make investments on behalf of the Manager and the Fund on the terms set forth therein.

(B)
The Original Trading Advisor entered into the Letter Agreement in order to set forth the understanding of the parties as to the offering of interests in the Fund, Systematic Momentum, Systematic Momentum Offshore (as defined below) and the Trend-Following Fund.  Systematic Momentum Offshore has since been liquidated.

(C)
The Original Trading Advisor wishes to novate its rights and obligations under the Agreements (as defined below) to the New Trading Advisor on the terms of this agreement, and wishes to be released and discharged from the further performance of its obligations under the Agreements. The Parties wish to release and discharge the Original Trading Advisor upon the condition that the New Trading Advisor will perform and observe those obligations in place of the Original Trading Advisor.

(D)	The New Trading Advisor, the Fund and the Manager then wish to amend the Original Agreement, immediately following its novation, on the terms of this agreement.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	In this agreement, unless the context otherwise requires, the following words have the following meanings:

“Agreements” means the Original Agreement and the Letter Agreement.

“Condition” means the New Trading Advisor obtaining all applicable legal, regulatory or other licences, authorisations, registrations, consents and/or approvals as may be necessary to enable it to perform its obligations under the Original Agreement (as novated by this agreement).

“Effective Date” means the later of (i) 00:00 (London time) on 1 January 2015 and (ii) the satisfaction of the Condition, or such other time and date as may be agreed between the parties.

“Funds” means the Fund, Systematic Momentum and Trend-Following and “each Fund” shall mean each of the foregoing.

“Letter Agreement” means the letter agreement entered into on 22 June 2009 between the Fund, the Manager, the Original Trading Adviser, Systematic Momentum, Systematic Momentum Offshore, Trend-Following and the Selling Agent, as amended and restated by the second amended and restated letter agreement dated 25 January 2010, by the separate letter agreement regarding the investment in the Fund by Trend-Following dated 25 January 2010, by the Novation and Amendment Agreement dated 31 July 2014, and as otherwise amended or novated from time to time.

“Original Agreement” means the ML FuturesAccessSM Advisory Agreement entered into as of 8 May 2008 between the Fund, the Manager and the Original Trading Advisor, as amended and restated by the Amendment to ML FuturesAccessSM Advisory Agreement dated 22 June 2009, the ML FuturesAccessSM Amended and Restated Advisory Agreement dated 25 January 2010, the Amendment to Advisory Agreement dated 3 May 2011, by the Novation and Amendment Agreement dated 31 July 2014, and as otherwise amended and restated from time to time.

“Parties” means the Manager, the Funds, the Original Trading Advisor, the New Trading Advisor and the Selling Agent.

“Systematic Momentum Offshore” means ML Systematic Momentum FuturesAccess Ltd.

1.2	References to Clauses are to clauses of this agreement and headings are inserted for convenience only and shall not affect the construction of this agreement.

1.3
The parties acknowledge that the New Trading Advisor is the general partner of Systematica Investments LP, a limited partnership formed in Guernsey, and that the New Trading Advisor has entered into this agreement and will act pursuant to the Novated Agreement (as defined below), solely in that capacity.

1.4
The parties acknowledge that the Original Trading Advisor is the general partner of BlueCrest Capital Management LP, a limited partnership formed in Guernsey, and that the Original Trading Advisor has entered into this agreement solely in that capacity.

2.	Novation

2.1	Subject to Clause 2.5, the Parties agree that, notwithstanding any contrary provision in the Agreements, on and from the Effective Date:

(A)
the New Trading Advisor is substituted for the Original Trading Advisor under the Agreements as if the New Trading Advisor had originally been the party to the Agreements instead of the Original Trading Advisor and all references in the Agreements to the Original Trading Advisor are to be read and construed mutatis mutandis, as if they were references to the New Trading Advisor;

(B)
the New Trading Advisor is bound by and must fulfil, comply with and observe all the provisions of the Agreements, shall make each of the representations and warranties in the Original Agreement beginning as of the Effective Date, including without limitation those set forth in section 10(a) and Appendix A of the Original Agreement, and shall enjoy all the rights and benefits of the Original Trading Advisor under the Agreements, in each case whether in relation to matters arising before or after the Effective Date; and

(C)
each of the Manager, the Selling Agent and each Fund is entitled to the full benefit of the Agreements and to enforce its rights and obligations thereunder against the New Trading Advisor, whether in relation to matters arising before or after the Effective Date.

2.2
On and from the Effective Date, the New Trading Advisor shall assume all the liabilities of the Original Trading Advisor arising under the Agreements, whether in relation to matters arising before or after the Effective Date.

2.3
To the fullest extent permitted by applicable law, on and from the Effective Date, each of the Manager, the Selling Agent and each Fund releases and discharges the Original Trading Advisor from any and all claims, actions, proceedings, obligations and liabilities (including without limitation those resulting from the negligence or wilful default of any Indemnified Party (as defined below) or from the fraud of any partner, member, director, officer or employee of any Indemnified Party) which each of the Manager, the Selling Agent and each Fund has against the Original Trading Advisor pursuant to the Agreements, whether in relation to matters arising before or after the Effective Date.

2.4
On and with effect from the Effective Date, the Original Trading Advisor shall forfeit and surrender in favour of the New Trading Advisor any rights, benefits and entitlements under the Agreements in relation to matters arising on or after the Effective Date, and that it shall not be entitled to bring any claim under or in connection with the Agreements against the Manager, the Selling Agent or each Fund in relation to matters arising on or after the Effective Date.

2.5
Notwithstanding any other provision of this agreement, the Original Trading Advisor retains all rights, benefits and entitlements under the Agreements in relation to matters arising before the Effective Date, including without limitation the rights to receive from the Funds any amounts payable in respect of (i) any costs, fees or expenses incurred by the Original Trading Advisor for which it is entitled to be reimbursed by the Funds under the Agreements or (ii) any liabilities, obligations, losses, damages, suits and expenses for which the Original Trading Advisor is entitled to be indemnified by the Funds under the Agreements.

2.6
To the fullest extent permitted by applicable law, the New Trading Advisor shall indemnify and hold harmless each of the Original Trading Advisor, BlueCrest Capital Management LP, their affiliates and each of their respective partners, members, directors, officers and employees (each an “Indemnified Party”) from all liabilities, obligations, losses, damages, suits and expenses (including the cost of settling any action) (together, “Losses”) which may be incurred by or asserted against it (whether to or by the Manager, the Selling Agent or each Fund or to or by any third party) in connection with the Original Trading Advisor’s duties, undertakings and obligations under the Agreements, whether arising before or after the Effective Date, including without limitation Losses resulting from the negligence or wilful default of any Indemnified Party or from the fraud of any such partner, member, director, officer or employee who is not the relevant Indemnified Party.

2.7
Each of the Manager, the Selling Agent and each Fund hereby consents to the novation and assignment of the Original Trading Advisor’s rights and duties to the New Trading Advisor. Each of the Fund and the Manager confirms that it has received Part 2 of the current Form ADV of the New Trading Advisor before executing this agreement.

2.8
Solely to the extent required by applicable law, the New Trading Advisor will notify the Manager and the Fund of any change in the ownership of the New Trading Advisor within a reasonable amount of time following such change.

3.	Amendments to Novated Agreement

The Fund, the Manager and the New Trading Advisor agrees that, immediately following this agreement becoming effective, the amendments set out in Schedule 1 hereto be made to the Original Agreement as novated pursuant to Clause 2 (the “Novated Agreement”).

4.	Further Assurance

At any time after the Effective Date each of the Parties shall, at the request and cost of the party so requesting, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requiring may reasonably require for the purpose of giving to the Party so requiring the full benefit of all the provisions of this agreement.

5.	Costs

Each Party to this agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this agreement.

6.	Notices

The Parties agree that any notice or other communication required to be given under this agreement or under the Agreements (to the extent applicable) shall be deemed to have been duly served on the Manager, the Fund and the Original Trading Advisor or the New Trading Advisor (as if it were a party to the Agreements in place of the Original Trading Advisor) if it is served in accordance with the notice provisions in the Original Agreement, with the address details for the New Trading Advisor being the New Trading Advisor’s address set out in the Original Agreement for the Fund, Manager and Original Trading Advisor and on page 1 for the New Trading Advisor.

7.	Assignment

Subject to the assignment provisions set out in the Agreements, none of the Parties shall assign all or any of its rights or benefits under this agreement without the written consent of the other Parties.

8.	Amendments

No amendment to this agreement shall be effective unless made in writing and executed as an agreement by each of the Parties.

9.	Reservation of Rights

9.1	The rights, powers, privileges and remedies provided in this agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

9.2
No failure to exercise nor any delay in exercising by any party to this agreement any right, power, privilege or remedy under this agreement shall impair or operate as a waiver thereof in whole or in part.

9.3
No single or partial exercise of any right, power, privilege or remedy under this agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

10.	Whole Agreement

10.1
This agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to the subject matter of this agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

10.2
Each Party acknowledges that it has not been induced to enter into this agreement by any representation or warranty other than those contained in this agreement and, having negotiated and freely entered into this agreement. Each party acknowledges that its legal advisers have explained to it the effect of this Clause 10.2.

11.	Severability

If any provision of this agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, such provision shall be deemed to be deleted from this agreement as if it had not originally been contained in this agreement and the legality, validity and enforceability of the remainder of this agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this agreement in any other jurisdiction shall not be affected. Notwithstanding the foregoing in the event of such deletion the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

12.	Counterparts

This agreement may be executed in any number of counterparts, which shall together constitute one agreement. Each party may enter into this agreement by signing any such counterpart.

13.	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT WHERE SPECIFIC PROVISIONS HEREOF REFER TO THE LAWS, RULES OR REGULATIONS OF OTHER JURISDICTIONS.

14.	Jurisdiction

The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, State of New York or the Island of Jersey, as applicable pursuant to Clause 13. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, State of New York and the Island of Jersey. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, State of New York and the Island of Jersey.

SCHEDULE 1 : AMENDMENTS TO NOVATED AGREEMENT

1.
The New Trading Advisor will not be authorised or regulated by the Guernsey Financial Services Commission. The New Trading Advisor is licensed and regulated by the Jersey Financial Services Commission. As such:

(A)	the GFSC Annex shall be deleted; and

(B)	the Novated Agreement shall be amended to incorporate the appended JFSC Annex, which shall form part of the Novated Agreement.

2.	Without prejudice to the generality of the foregoing or Clause 2.1(A) above of this agreement, the following amendments shall also be made to the Novated Agreement:

(A)	references to “BlueCrest Capital Management LP” shall be deleted from the Novated Agreement and replaced with “Systematica Investments LP”.

(B)	the wording of Section 2(k) shall be deleted in its entirety and replaced with the following:

“The Trading Advisor may delegate any of its duties and obligations hereunder to any of its duly appointed affiliated sub-investment managers (each a “Trading Advisor Subsidiary”), including but not limited to Systematica Investments Jersey Limited; provided that the Trading Advisor shall act in good faith and shall exercise reasonable skill and care in the selection, use and monitoring of the Trading Advisor Subsidiary. The Trading Advisor Subsidiary may sub-delegate any of its duties and obligations to to any of its duly appointed sub-investment managers including but not limited to (i) BlueCrest Capital Management Guernsey L.P. (operating solely through its Geneva branch); (ii) BlueCrest Capital Management (Singapore) Pte. Ltd.; and (iii) Systematica Investments GP Limited, as general partner of Systematica Investments Guernsey LP, operating solely through its Geneva branch ((i) to (iii) together, the “Sub-Delegates”). Without the prior written consent of the Manager and the Fund, the Trading Advisor shall not delegate and the Trading Advisor Subsidiary shall not sub-delegate any portion of its duties to any person that is not a Trading Advisor Subsidiary or a Sub-Delegate. In connection with any such delegation, the Trading Advisor may provide information about the Fund and its portfolio to the Trading Advisor Subsidiary or the Sub-Delegates. The Trading Advisor shall be responsible for the costs of any such delegation or sub-delegation including, without limitation, any fees and expenses of a Trading Advisor Subsidiary or the Sub-Delegates. For the avoidance of doubt, the Trading Advisor shall only be permitted to delegate its duties and obligations hereunder to an entity which is part of the Systemica Group or to a Sub-Delegate.

For the purposes of this Section 2(k), “Systematica Group” shall mean the Trading Advisor, Systematica Investments Jersey Limited and such other entity or entities as may from time to time share common control with the Trading Advisor.

The Trading Advisor shall remain liable for the negligence, misconduct and breach of the Advisory Agreement by any of its delegates.”

(C)	“except where specific provisions hereof refer to the laws, rules or regulations of other jurisdictions” shall be added to the end of Clause 17.

(D)
“or the Island of Jersey” shall be added after the reference to “State of New York” in the first sentence of Clause 18 and “and the Island of Jersey” shall be added after the reference to “State of New York” in the second and third sentences of Clause 18.

JFSC ANNEX

1.
The Trading Advisor is licensed and regulated for the conduct of “fund services business” by the Jersey Financial Services Commission (the “JFSC”), and/or any successor authority carrying out all or part of the relevant functions thereof applicable to the business to which this Agreement relates under the Financial Services (Jersey) Law, 1998, as amended (the “FSJL”).

2.
The Trading Advisor hereby covenants with the Fund and the Manager that for so long as this Agreement remains in force it shall carry out its duties and obligations and exercise its powers and discretions under this Agreement in accordance with the FSJL and the Codes of Practice for fund services business promulgated by the JFSC and as amended and updated from time to time (the “COP”).

3.
In addition to the Manager’s and Fund’s representations and warranties set out in Section 10 the following representation shall be added both as a new Section 10(b)(viii) and as a new Section 10(c)(vii):

“the following QSMA Warning has been received from the Trading Advisor:

QSMA WARNING

Systematica Investments Limited (the “Operator”) intends to provide discretionary investment management services (the “Services”) to you, its client(s), in connection with a segregated managed account which it is intended will be a Qualifying Segregated Managed Account (a “QSMA”) pursuant to the provisions of the Financial Services (Investment Business (Qualifying Segregated Managed Accounts – Exemption)) (Jersey) Order 2014 (the “QSMA Order”). In respect of its provision of the Services in connection with your QSMA, the Operator, when in compliance with the conditions specified in the QSMA Order, will be subject to only some, and importantly therefore not all, of the provisions of the Financial Services (Jersey) Law 1998, as amended (the “Law”). The Operator would not, in such circumstances, be registered by the Commission in respect of its provision of the Services even though the Operator may be registered pursuant to the Law to conduct investment business. Additionally, whilst the Operator is required by the QSMA Order to be registered pursuant to the Law to conduct fund services business in at least one relevant class of such activity, such licensing will not apply to the Operator’s activities and provision of the Services in connection with your QSMA.

Participation in a QSMA in respect of which the Operator is placing reliance on the QSMA Order (such QSMA, a “Relevant QSMA”) is only suitable for professional or highly sophisticated and experienced investors. In addition, participation in a Relevant QSMA is intended only for those making the prescribed minimum financial contribution or commitment of US$1 million (or currency equivalent). (If you intend to become a joint owner of a Relevant QSMA but your own financial contribution would be less than such amount, you should take particular care to ensure that participation in such QSMA is suitable for you). Investment in a Relevant QSMA may involve special risks that could lead to the loss of all or a substantial portion of your investment as well as the possibility of incurring financial liabilities in excess of your investment. You are wholly responsible for ensuring that all aspects of your proposed participation in a Relevant QSMA and the risks involved are acceptable to you.

It must be distinctly understood that the Jersey Financial Services Commission: (i) has not evaluated or approved your QSMA; and (ii) does not take any responsibility for the financial soundness of a party’s participation in a Relevant QSMA or for the correctness of any statements made, or opinions expressed, with regard to the same by any party. The Commission is protected by the Law against liability arising from the discharge of its functions thereunder.”

4.
In addition to the termination provisions set out in Sections 7(b)(i), 7(b)(ii), 7(b)(iii) and 7(b)(iv) of this Agreement, the following two provisions shall be incorporated as new Sections 7(b)(v) and 7(b)(vi):

“(v) the Trading Advisor may terminate this Agreement upon notice in writing to the Fund if the Fund requests categorisation as a retail client (as defined in the COP) either generally or in specific circumstances; and

(vi) this Agreement shall terminate immediately upon the Trading Advisor ceasing to be licensed and regulated by the JFSC.”

PURSUANT TO AN EXEMPTION FROM THE U.S. COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE U.S. COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE U.S. COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS whereof the parties hereto have caused this agreement to be signed as of the day and year first above written.

Executed by	)
ML BLUETREND FUTURESACCESSSM LLC	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, Manager	)

Executed by	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC	)
acting by:	)

Executed by	)
BLUECREST CAPITAL MANAGEMENT LIMITED	)
acting as the general partner of	)
BLUECREST CAPITAL MANAGEMENT LP	)

Executed by	)
SYSTEMATICA INVESTMENTS LIMITED	)
acting as the general partner of	)
SYSTEMATICA INVESTMENTS LP	)
acting by Robert Heaselgrave, Director	)

With respect to the novation of the Letter Agreement only:

Executed by	)
ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, Manager	)

Executed by	)
ML TREND-FOLLOWING FUTURES FUND LP	)
acting by:	)
MERRILL LYNCH ALTERNATIVE	)
INVESTMENTS LLC, General Partner	)

Executed by	)
MERRILL LYNCH PIERCE FENNER & SMITH INC.	)
acting by:	)
__________________, Managing Director	)